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                                                                   EXHIBIT 2.6


                          FRESH DEL MONTE PRODUCE INC.

                            1999 SHARE INCENTIVE PLAN

                          EFFECTIVE AS OF MAY 11, 1999


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                  1.       PURPOSE OF THE PLAN

                  This Fresh Del Monte Produce Inc. 1999 Share Incentive Plan is intended to promote the interests of the Company by providing the non-employee directors of FDMP and the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue with the Company and by attracting personnel with experience and ability to the Company.

                  2.       DEFINITIONS

                  As used in the Plan, the following definitions apply to the terms indicated below:

                  (a) "Board" shall mean the Board of Directors of FDMP or any committee appointed by the Board of Directors of FDMP to the extent any or all of the powers of the Board hereunder are delegated to such committee.

                  (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean (i) the willful failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) that has a material adverse effect on the Company or a Substantial Subsidiary; (ii) gross misconduct materially injurious to the Company or a Substantial Subsidiary; or (iii) the conviction of the Participant of a felony or other serious crime involving moral turpitude. "Cause," when used in connection with the termination of a Participant's membership on the Board of Directors of FDMP, shall mean removal for cause in accordance with applicable law or otherwise in accordance with the provisions contained in the Articles of Association of FDMP.

                  (c) "Change of Control" shall mean the occurrence of one or more of the following events:

                  (i) with respect to all Participants, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or, with respect to a Participant employed by a Substantial Subsidiary, of such Substantial Subsidiary, to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a "Person") or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates (as defined below) thereof other than to the members of the Abu-Ghazaleh family, or any entities controlled by such members or any Affiliates of such entities (together, the "Abu-Ghazaleh Group");

                  (ii) with respect to all Participants, the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of share capital, including each class of shares and preferred shares (together, "Shares"), of the Company of any plan or proposal for the liquidation or dissolution of the Company;



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                  (iii) (A) with respect to all Participants, any Person or
Group (other than the Abu-Ghazaleh Group or any member thereof) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Shares (the "Voting Shares") of the Company, or, with respect to a Participant employed by a Substantial Subsidiary, of such Substantial Subsidiary, and (B) the Abu-Ghazaleh Group shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Shares of the Company or such Substantial Subsidiary, as the case may be, than such other Person or Group; or

                  (iv) with respect to all Participants, the replacement of a majority of the Board of Directors of FDMP over a two-year period from the directors who constituted the Board of Directors of FDMP at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of FDMP then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, the Abu-Ghazaleh Group.

                  For purposes of this Section 2(c), "Affiliate" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative of the foregoing.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Company" shall mean FDMP and its subsidiaries.

                  (f) "Disability" shall mean a physical or mental condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him. A Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy. With respect to any Participant who is a non-employee director of FDMP, "Disability," when used in connection with the termination of a Participant's membership on the Board of Directors of FDMP, shall mean removal for disability in accordance with applicable law or otherwise in accordance with the provisions contained in the Articles of Association of FDMP.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" shall mean, as of any date, (i) the average of the high and low sales prices on such day of an Ordinary Share as reported on the principal securities exchange on which Ordinary Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. The Fair Market Value of an Ordinary Share as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Ordinary Shares regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which such exchange or system is open for trading. In the event that the price of an Ordinary Share shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith.



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                  (i) "FDMP" shall mean Fresh Del Monte Produce Inc., a Cayman
Islands company.

                   (j) "ISO" shall mean an Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (k) "Option" shall mean an option to purchase Ordinary Shares granted pursuant to Section 7 hereof.

                  (l) "Ordinary Shares" shall mean the Ordinary Shares of FDMP, $.01 par value per share.

                  (m) "Participant" shall mean either (i) an employee of the Company or (ii) a non-employee director of FDMP, in either case, who is eligible to participate in the Plan and to whom an Option is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

                  (n) "Plan" shall mean this Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as it may be amended from time to time.

                  (o) "Substantial Subsidiary" shall mean Del Monte Fresh Produce Company, Del Monte Fresh Produce N.A., Inc., Del Monte Fresh Produce International, Inc., Compania de Desarrollo Bananero de Guatemala, S.A., Corporacion de Desarrollo Agricola Del Monte S.A., Del Monte Fresh Produce (Chile) S.A., and such other subsidiaries of FDMP as the Board may from time to time determine.

                  (p) "Transfer" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee," "Transferor" and "Transferable" shall have correlative meanings.

         3.       SHARES SUBJECT TO THE PLAN

                  Subject to adjustment as provided in Section 8 hereof, the Board may grant Options to Participants with respect to 2,000,000 Ordinary Shares. To the extent that Options granted under the Plan are exercised, the shares covered thereby will be unavailable for future grants under the Plan. In the event that any outstanding Option expires, terminates or is cancelled for any reason, the Ordinary Shares subject to the unexercised portion of such



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Option shall again be available for grants under the Plan. Subject to adjustment as provided in Section 8 hereof, no Participant in the Plan may be granted Options with respect to more than an aggregate of 1,000,000 Ordinary Shares. To the extent that Options expire, terminate or are cancelled without having been exercised, the shares underlying such Options shall continue to count against the maximum aggregate number of Ordinary Shares with respect to which Options may be granted to a Participant.

         4.       ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Board. The Board shall from time to time designate the key employees of the Company and the non-employee directors of FDMP who shall be granted Options, the number of shares subject to each Option and the terms and conditions on which each Option shall be granted.

                  The Board shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Board shall be final and binding on all parties and all decisions, determinations, selections and other actions permitted or required to be taken or made by the Board with respect to the Plan shall be subject to the absolute discretion of the Board.

                  The Board may, in its absolute discretion, accelerate the date on which any Option granted under the Plan becomes exercisable or extend the term of any Option to a date not more than ten (10) years from the date such Option was granted.

                  Except as expressly provided in Section 8 hereof, the Company may not take any action to adjust the exercise price of any Options once they have been granted in accordance with Section 7 hereof below.

                  Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board.

                  No member of the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Board and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

         5.       ELIGIBILITY

                  The persons who shall be eligible to receive Options pursuant to the Plan shall be such employees of the Company who are largely responsible




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for the management, growth and protection of the business of the Company and such non-employee directors of FDMP as the Board shall select from time to time.

         6.       GRANT OF OPTIONS

                  Prior to May 31, 2004, the Board shall grant Options with respect to a number of Ordinary Shares no less than the total number of Ordinary Shares initially authorized under the Plan, subject to adjustment as provided in
Section 8 hereof.

         7.       OPTIONS

                  Each Option granted pursuant to the Plan shall be evidenced by an agreement in the form attached hereto as Exhibit A or B, as appropriate, or such other form as the Board shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

                  (a)      IDENTIFICATION OF OPTIONS

                  All Options shall be clearly identified in the agreement evidencing their grant either as non-qualified share options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or as ISOs.

                  (b)      EXERCISE PRICE

                  The exercise price per share of any Option granted under the Plan shall be the Fair Market Value of an Ordinary Share on the date on which such Option is granted.

                  (c)      TERM OF OPTIONS

                  Each Option shall become exercisable with respect to twenty percent (20%) of the number of Ordinary Shares initially subject to such Option on the date on which it is granted and with respect to an additional twenty percent (20%) of the number of such shares on each of the next four anniversaries of such date; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and PROVIDED, FURTHER, that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in the Plan.

                  (d)      EFFECT OF TERMINATION OF EMPLOYMENT OR BOARD
MEMBERSHIP

                  (i) In the event that a Participant's employment with the Company is terminated by the Company for Cause or a Participant's membership on the Board of Directors of FDMP is terminated for Cause, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of thirty (30) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.



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                  (ii) In the event that a Participant's employment with the
Company is terminated by the Company without Cause or a Participant's membership on the Board of Directors of FDMP is terminated without Cause (including by reason of the Participant losing an election for a position on such Board or failing to be nominated for re-election upon the expiration of his term), (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and
(B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall vest and become immediately exercisable on the date of such termination and shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.

                  (iii) In the event that a Participant's employment with the Company terminates (other than on account of a termination by the Company or Disability or death of the Participant) or a Participant's membership on the Board of Directors of FDMP terminates (other than on account of a termination for Cause or without Cause or Disability or death of the Participant, but including by reason of the Participant failing to seek re-election to such Board), (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.

                  (iv) In the event that a Participant's employment with the Company or a Participant's membership on the Board of Directors of FDMP terminates on account of Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one
(1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.

                  (e)      CERTAIN TERMS AND CONDITIONS

                  (i) Each Option shall be exercisable in whole or in part; PROVIDED, THAT no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000; and PROVIDED, FURTHER, that no fractional Ordinary Shares shall be issued under the Plan. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option, marked with any notations deemed appropriate by the Board, shall be returned to the Participant exercising such Option.

                  (ii) An Option shall be exercised by delivering notice to FDMP's principal office, to the attention of its Securities Compliance Officer, no less than three (3) business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing


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the Option, shall specify the number of Ordinary Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for Ordinary Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise in cash, by certified check, bank cashier's check or wire transfer, or, to the extent permitted by the Board, by tender to FDMP of Ordinary Shares already owned by the Participant, which shares shall be valued at Fair Market Value on the effective date of the proposed exercise. Notwithstanding any provision of this Section 7(e)(ii), the Board may authorize deviations from the procedures set forth herein in order to enable Participants to engage in "cashless exercise" transactions through securities brokers and/or the transfer agent for the Ordinary Shares.

                  (iii) Certificates for Ordinary Shares purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant or, at the Board's discretion, issued and delivered to or on behalf of a book-entry depository with appropriate instructions to credit an account of the Participant as soon as practicable following the effective date on which the Option is exercised.

                  (iv) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be Transferable otherwise than by will or by the laws of descent and distribution.

                  (f)      CERTAIN TERMS APPLICABLE TO ISOS

                  (i) The aggregate Fair Market Value of Ordinary Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan and any other share option plan of FDMP or any "subsidiary corporation" (within the meaning of Section 424(f) of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such ISO is granted. In the event that such aggregate Fair Market Value exceeds $100,000, then ISOs granted hereunder to such Participant shall, to the extent of such excess and in the order in which they were granted, automatically be deemed not to be ISOs, but all other terms and provisions of such ISOs shall remain unchanged.

                  (ii) No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns shares possessing more than ten percent of the total combined voting power of all classes of shares of FDMP or any of its "subsidiary corporations" (within the meaning of Section 424(f) of the Code), unless (A) the exercise price of such ISO is at least one hundred and ten percent of the Fair Market Value of an Ordinary Share at the time such ISO is granted and (B) such ISO is not exercisable after the expiration of five (5) years from the date such ISO is granted.

                  (iii) No ISO may be granted to a Participant who is a non-employee director of FDMP.



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                  (g)      CONSEQUENCES UPON CERTAIN TRANSACTIONS

                  Upon the occurrence of a Change of Control with respect to a Participant, all outstanding Options of such Participant shall vest and become immediately exercisable and shall remain exercisable until their expiration, termination or cancellation pursuant to the terms of the Plan.

                  (i) In connection with such vesting upon a Change of Control, if it is determined that any payment or benefit provided by the Company or one of its Substantial Subsidiaries or any other person to or for the benefit of a Participant (whether paid or payable or provided or providable pursuant to the terms of this Plan or otherwise except with respect to any stock options granted under the Company's 1997 Share Incentive Plan prior to the effective date hereof) (a "Payment") would be subject to an excise tax imposed by Sections 280G or 4999 or any similar provisions of the Code, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any interest and penalties, hereinafter the "Excise Tax"), then the Company or any Significant Subsidiary shall pay to or on behalf of the Participant an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (ii) All determinations required to be made under this Section 7(g), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an independent public accounting firm with a national reputation in the United States that is selected by the Company (the "Accounting Firm") which shall provide detailed support and calculations both to the Participant and to the Company within fifteen (15) business days after the receipt of notice from the Company that there has been a Payment. The amount of any Gross-Up Payment shall be paid in a lump sum within seven (7) days following such determination by the Accounting Firm. In the event that the Accounting Firm's determination is not finally accepted by the Internal Revenue Service (the "IRS') upon any audit, then an appropriate adjustment, including penalties and interest, if any, shall be computed (with an additional Gross-Up Payment, if applicable) by the Accounting Firm based upon the final amount of the Excise Tax so determined. Such adjustment shall be paid by the appropriate party in a lump sum within seven (7) days following the computation of such adjustment by the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

                  (iii) A Participant and the Company shall each provide their reasonable cooperation to one another in connection with an IRS audit or inquiry of or to either party in connection with any Payment or Excise Tax due or Gross-Up Payment made in connection herewith.

         8.       ADJUSTMENT UPON CHANGES IN ORDINARY SHARES


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                  (a) Subject to any required action by the shareholders of
FDMP, in the event of any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a share dividend (but only on the Ordinary Shares), or any other increase or decrease in the number of such shares effected by FDMP without receipt or payment of consideration, (i) the Board shall proportionally adjust the maximum aggregate number of Ordinary Shares with respect to which the Board may grant Options, including the maximum aggregate which may be granted to any individual and (ii) the Board shall proportionally adjust the number of Ordinary Shares subject to each outstanding Option and the exercise price per Ordinary Share of each such Option.

                  (b) Subject to any required action by the shareholders of FDMP, in the event that FDMP shall be the surviving company in any merger or consolidation (except a merger or consolidation as a result of which the holders of Ordinary Shares receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Ordinary Shares subject to such Option would have received in such merger or consolidation.

                  (c) In the event of a dissolution or liquidation of FDMP, a sale of all or substantially all of FDMP's assets, a merger or consolidation involving FDMP in which FDMP is not the surviving company, a merger or consolidation involving FDMP in which FDMP is the surviving company but the holders of Ordinary Shares receive securities of another company or corporation and/or other property, including cash, or any other similar transaction, the Board shall have the power to:

                  (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each Ordinary Share subject to such Option, equal to the excess of (A) the value, as determined by the Board in good faith, of the property (including cash) received by the holder of an Ordinary Share as a result of such event over (B) the exercise price of such Option; or

                  (ii) permit Participants to exercise their Options and participate in such transaction on a basis no less favorable than that afforded other owners of Ordinary Shares.

                  (d) Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of any class of shares, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of FDMP or any other company or corporation. Except as expressly provided in the Plan, no issue by FDMP of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Ordinary Shares which may be subject to Options pursuant to the Plan or which are subject to an Option or the exercise price of any Option. In the event of any change in the capitalization of FDMP or



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corporate change other than those specifically referred to herein, the Board will make such adjustments in the number and class of shares which may be granted under the Plan or which are subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Board may consider necessary or appropriate.

         9.       SECURITIES MATTERS

                  FDMP shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Ordinary Shares to be issued hereunder or to effect similar compliance under any state laws or any laws of the Cayman Islands. Notwithstanding anything herein to the contrary, FDMP shall not be obligated to cause to be issued or delivered any certificates evidencing Ordinary Shares pursuant to the Plan unless and until FDMP is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. The Board may require, as a condition of the issue and delivery of certificates evidencing Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Board deems necessary or desirable.

         10.      RIGHTS AS A SHAREHOLDER

                  No person shall have any rights as a shareholder with respect to any Ordinary Shares covered by or relating to any Option granted pursuant to the Plan until the date of issue of such Ordinary Shares which shall be the date the Ordinary Shares are recorded as issued on the register of members of FDMP. Except as otherwise expressly provided in Section 8 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date of issue of such Ordinary Shares.

         11.      NO SPECIAL RIGHTS; NO RIGHT TO OPTION

                  (a) Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his employment by the Company or his membership on the Board of Directors of FDMP or interfere in any way with the right of the Board, the Company or the holders of the Ordinary Shares at any time to terminate such employment or such membership or to increase or decrease the compensation of the Participant from the rate in effect at the time of the grant of an Option.

                  (b) No person shall have any claim or right to receive an Option hereunder. The Board's granting of an Option to a Participant at any time shall neither require the Board to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Board from making subsequent grants to such Participant or any other Participant or other person.

         12.      WITHHOLDING TAXES

                  (a)      CASH REMITTANCE



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                  Whenever Ordinary Shares are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise. In addition, upon the making of any cash payment pursuant to the Plan, the Company shall have the right to withhold from such payment an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise.

                  (b)      SHARE REMITTANCE OR WITHHOLDING

                  At the election of the Participant, to the extent permitted by the Board, when Ordinary Shares are to be issued upon the exercise of an Option, the Participant may tender to FDMP a number of Ordinary Shares previously owned by him, or direct the Company to withhold a number of Ordinary Shares, the Fair Market Value of which as of the exercise date the Board determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise. Such election shall satisfy the Participant's obligations under
Section 12(a) hereof.

         13.      TERMINATION AND AMENDMENT OF THE PLAN

                  (a) The right to grant Options under the Plan will terminate ten (10) years after the date the Plan is adopted by the Board of Directors of FDMP or the date the Plan is approved by the shareholders of FDMP, whichever is earlier. The Board of Directors of FDMP may at any time suspend or terminate the Plan or revise or amend it in any respect whatsoever, PROVIDED THAT no such action will, without the consent of a Participant, adversely affect a Participant's rights under previously granted Options.

                  (b) Notwithstanding the foregoing, upon the termination of the Plan, each Option outstanding at the time of such termination, if any, shall expire and be cancelled and, in consideration therefor, the Participant to whom each such Option was granted shall be entitled to a payment in cash, equal to the product of (i) the excess, if any, of (A) the Fair Market Value of an Ordinary Share as of the date of such termination over (B) the per share exercise price of the Option and (ii) the number of shares subject to the Option on the date of such termination. Each such Option the per share exercise price of which equals or exceeds the Fair Market Value of an Ordinary Share as of the date of such termination shall automatically expire and be cancelled on such date without any payment therefor.

         14.      TRANSFERS UPON DEATH

                  Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No Transfer by will or the laws of descent and distribution of any Option or the right to exercise any Option shall be effective to bind the Company unless the

Board shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Board may deem necessary to establish the validity of the Transfer and (b) an agreement by the Transferee to comply with all the terms and conditions of the Option and the Plan that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.

                  Except as provided in this Section 14, no Option under the Plan shall be Transferable.

         15.      NO OBLIGATION TO EXERCISE

                  The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

         16.      EXPENSES AND RECEIPTS

                  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

         l7.      FAILURE TO COMPLY

                  In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Option, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Board, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Board, in its absolute discretion, may determine.

         18.      APPLICABLE LAW

                  The Plan will be administered in accordance with the laws of the State of New York, without reference to its principles of conflicts of law.

         19.      EFFECTIVE DATE OF PLAN

                  The Plan shall become effective upon approval of the Plan by the shareholders of FDMP.

                                                                     EXHIBIT A

                            1999 SHARE INCENTIVE PLAN

                   NON-QUALIFIED SHARE OPTION AWARD AGREEMENT

                  THIS AGREEMENT, made as of the date (the "Date of Grant") set forth on Annex I attached hereto and incorporated herein ("Annex I"), between FRESH DEL MONTE PRODUCE INC. (the "Company"), a Cayman Islands company, and the person whose name appears on Annex I (the "Participant").

                  WHEREAS, the Company adopted and maintains the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan (the "1999 Option Plan");

                  WHEREAS, Section 7 of the 1999 Option Plan provides for the award to participants in the 1999 Option Plan of non-qualified share options to purchase Ordinary Shares of the Company, $.01 par value per share ("Ordinary Shares").

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  1. GRANT OF NON-QUALIFIED SHARE OPTION. Pursuant to, and subject to, the terms and conditions set forth herein and in the 1999 Option Plan, the Company hereby grants, effective on the Date of Grant, to the Participant a non-qualified share option to purchase the number of Ordinary Shares set forth on Annex I for the price per share set forth on Annex I (the "Option"). The Option shall be exercisable only in accordance with the provisions of this Agreement and of the 1999 Option Plan. The Option shall become exercisable with respect to 20% of the Ordinary Shares subject thereto on the Date of Grant and with respect to an additional 20% of such Ordinary Shares on each of the next four anniversaries of the Date of Grant; PROVIDED, HOWEVER, that the Option shall not be exercisable after the expiration of ten (10) years from the Date of Grant; PROVIDED, FURTHER, that the Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in the 1999 Option Plan. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  2. NON-TRANSFERABILITY. During the lifetime of the Participant, the Option shall be exercisable only by him and shall not be Transferable otherwise than by will or by the laws of descent and distribution.

                  3. MODIFICATION AND WAIVER. Except as provided in the 1999 Option Plan with respect to determinations of the Board and subject to the Company's Board of Directors' right to amend the 1999 Option Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

                  4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of law.

                  5. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the 1999 Option Plan.

                  6. INCORPORATION OF 1999 OPTION PLAN. All terms and provisions of the 1999 Option Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the 1999 Option Plan shall be in conflict, the terms of the 1999 Option Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the 1999 Option Plan.

                  7. ENTIRE AGREEMENT. This Agreement together with Annex I represents the final, complete and total agreement of the parties hereto respecting the Option and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Option and such matters.

                  IN WITNESS WHEREOF, Fresh Del Monte Produce Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT AND THE PLAN, as of the day and year first above written.

                                       FRESH DEL MONTE PRODUCE INC.

                                       -----------------------------
                                       By:
                                       Title:

                                       ------------------------------
                                       Participant

                                                                      EXHIBIT B

                            1999 SHARE INCENTIVE PLAN
                               ISO AWARD AGREEMENT

                  THIS AGREEMENT, made as of the date (the "Date of Grant") set forth on Annex I attached hereto and incorporated herein ("Annex I"), between FRESH DEL MONTE PRODUCE INC. (the "Company"), a Cayman Islands company, and the person whose name appears on Annex I (the "Participant").

                  WHEREAS, the Company adopted and maintains the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan (the "1999 Option Plan");

                  WHEREAS, Section 7 of the 1999 Option Plan provides for the award to participants in the 1999 Option Plan of ISOs to purchase Ordinary Shares of the Company, $.01 par value per share ("Ordinary Shares").

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  1. GRANT OF ISO. Pursuant to, and subject to, the terms and conditions set forth herein and in the 1999 Option Plan, the Company hereby grants, effective on the Date of Grant, to the Participant an ISO to purchase the number of Ordinary Shares set forth on Annex I for the price per share set forth on Annex I (the "Option"). The Option shall be exercisable only in accordance with the provisions of this Agreement and of the 1999 Option Plan. The Option shall become exercisable with respect to 20% of the Ordinary Shares subject thereto on the Date of Grant and with respect to an additional 20% of such Ordinary Shares on each of the next four anniversaries of the Date of Grant; PROVIDED, HOWEVER, that the Option shall not be exercisable after the expiration of ten (10) years from the Date of Grant; PROVIDED, FURTHER, that the Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in the 1999 Option Plan.

                  2. NON-TRANSFERABILITY. During the lifetime of the Participant, the Option shall be exercisable only by him and shall not be Transferable otherwise than by will or by the laws of descent and distribution.

                  3. DISQUALIFYING DISPOSITION. The Participant hereby agrees to notify the Company if he sells Ordinary Shares acquired upon exercise of the

Option before the expiration of two years after the Date of Grant or one year after the acquisition of such Ordinary Shares.

                  4. MODIFICATION AND WAIVER. Except as provided in the 1999 Option Plan with respect to determinations of the Board and subject to the Company's Board of Directors' right to amend the 1999 Option Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

                  5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of law.

                  6. PARTICIPANT ACKNOWLEDGMENT. The Participant hereby acknowledges receipt of a copy of the 1999 Option Plan.

                  7. INCORPORATION OF 1999 OPTION PLAN. All terms and provisions of the 1999 Option Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the 1999 Option Plan shall be in conflict, the terms of the 1999 Option Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the 1999 Option Plan.

                  8. ENTIRE AGREEMENT. This Agreement together with Annex I represents the final, complete and total agreement of the parties hereto respecting the Option and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Option and such matters.

                  IN WITNESS WHEREOF, Fresh Del Monte Produce Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT AND THE PLAN, as of the day and year first above written.

                                       FRESH DEL MONTE PRODUCE INC.

                                       -----------------------------
                                       By:
                                       Title:

                                       -----------------------------
                                       Participant



                                      B-2